Exhibit 99.1

Zion Oil & Gas, Inc. Announces Commencement of MJ-02 Sidetrack Operations

Company’s drilling rig recommissioned and renamed “JB-1” in honor of Zion Founder John Brown

DALLAS, Texas, and CAESAREA, Israel, June 10, 2026

Zion Oil & Gas, Inc. (OTC: ZNOG) is pleased to announce that field operations have commenced for the planned sidetrack phase of the Megiddo-Jezreel #2 well in Israel.

As expected, Zion has re-entered the well and is currently in the process of drilling out the temporary plug. Following this step, the team will condition the wellbore downhole and proceed with the planned horizontal sidetrack drilling.

“We are thankful to report that this next phase of work is now underway,” said Zion Oil & Gas Chairman/CEO Robert Dunn. “Our team has safely re-entered the well, and we are moving carefully through the required steps that prepare us for the planned sidetrack drilling. We remain focused on executing the approved work plan safely, efficiently, and with gratitude for the opportunity before us.”

Zion is also pleased to report that its drilling rig has been recertified and recommissioned in accordance with regulatory requirements, and in a fitting tribute, the rig has officially been renamed JB-1 in honor of Zion’s Founder, John Brown. John’s vision, faith, and perseverance established Zion’s mission of exploring for oil and gas onshore in Israel, and the Company is grateful to honor his legacy as this important phase of operations begins.

“Our crew, operations team, and all involved are excited to see this work moving forward,” Dunn added. “We deeply appreciate the continued prayers and encouragement of our shareholders and supporters around the world.”

Zion Oil & Gas remains committed to pursuing its mission in Israel with diligence, prudence, and faith, and looks forward to providing further updates as operations progress.

About Zion Oil & Gas, Inc.

Zion Oil & Gas, a U.S. public company traded on OTCQB: ZNOG, is dedicated to exploring for oil and gas onshore in Israel under its Megiddo Valleys License 434 which covers approximately 75,000 acres.

For more information, visit www.zionoil.com.

“Blessed of the Lord is his land,
With the precious things of heaven, with the dew,
And the deep lying beneath,
With the precious fruits of the sun,
With the precious produce of the months,
With the best things of the ancient mountains,
With the precious things of the everlasting hills,
With the precious things of the earth and its fullness,
And the favor of Him who dwelt in the bush.
Let the blessing come ‘on the head of Joseph,
And on the crown of the head of him who was separate from his brothers.’”

Deuteronomy 33:13–16 (NKJV)

FORWARD-LOOKING STATEMENTS: Statements in this communication that are not historical fact, including, but not limited to, statements regarding Zion’s operations or any disruptions thereto and the results therefrom, including timely testing and completion; timely availability, shipment, and receipt of necessary equipment and rig crews; Zion’s ability to discover and produce oil and/or gas in commercial quantities; Zion’s ability to continue as a going concern; operational risks in ongoing exploration efforts including timely resolution of supply and operational disruptions; regulatory approvals, including necessary and timely work visas for crews, needed for exploration within our license and the rig’s operation; the effect of the uncertainties and potential delays associated with wars and skirmishes between Israel, Hamas, and other organizations and/or countries, and liquidity for shareholders on the OTC market are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties, and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Zion’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Zion’s filings with the SEC. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Media Contact:

Zion Oil & Gas, Inc.

Investor Relations

info@zionoil.com